THUNDER MOUNTAIN GOLD INC.

11770 W. President Dr., Ste. F Boise, Idaho 83713 phone: (208) 658-1037
TSX-V: THM OTCQB: THMG

News Release

THUNDER MOUNTAIN GOLD ANNOUNCES PRIVATE PLACEMENT FINANCING

Vancouver, British Columbia and Boise, Idaho - July 8, 2026 - Thunder Mountain Gold, Inc. (the "Company" or "Thunder Mountain") (TSX-V: THM; OTCQB: THMG) is pleased to announce that its board of directors has approved a non-brokered private placement, as described further below, for an aggregate value of up to approximately US$6.4 million in gross proceeds raised through the issuance of up to 9,143,000 units of the Company (each, a "Unit") at a price of US$0.70 (CAD$1.00) (the "Private Placement").  Each Unit will consist of one share of the Company's common stock (each, a "Common Share") and one-half common share purchase warrant (each whole warrant, a "Warrant").  Each Warrant will entitle the holder to purchase one additional Common Share (each, a "Warrant Share") at a price of US$1.00 (CAD$1.42) for a period of 24 months from the date of issuance.  Subject to regulatory approval, the Company may close the Private Placement in one or more tranches.

The proceeds raised pursuant to the Private Placement will be used for advancing the South Mountain Project, including drilling, assaying, geophysical surveys, and general administration to carry out these programs.

The completion of the Private Placement remains subject to the approval of the TSX Venture Exchange.

The Units, the underlying Common Shares and Warrants, and the Warrant Shares issuable upon exercise of the Warrants, have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or any U.S. state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Private Placement will be conducted (i) in the United States pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder (the "U.S. Offering"), and (ii) outside the United States pursuant to Regulation S under the Securities Act (the "Regulation S Offering").  The Warrants may not be exercised by or for the account or benefit of a U.S. person or a person in the United States absent an exemption from the registration requirements of the Securities Act and any applicable U.S. state securities laws.  The Units, the underlying Common Shares and Warrants, and any Warrant Shares issued upon exercise of the Warrants, will be "restricted securities" under the Securities Act and shall bear a U.S. restrictive legend, in addition to such additional legends as shall be required under applicable Canadian securities legislation and the policies of the TSX Venture Exchange.

Website: www.thundermountaingold.com
OTCQB: THMG TSX-V: THM

Subject to the approval of the TSX Venture Exchange, the Company intends to pay finder's fees to certain finders (collectively, the "Finders") in an amount up to 6% of the gross proceeds raised under the Private Placement and by the issuance of that number of non-transferable common share purchase warrants (the "Finder Warrants").  Each Finder Warrant will entitle the holder to acquire one common share in the capital of the Company (the "Finder Warrant Share") at a price of US$1.00 (CAD$1.42) per Finder Warrant Share for a period of 24 months from the date of issuance. Any Finder that receives compensation in connection with the offer or sale of securities in the United States or to U.S. persons, or otherwise engages in activities that would constitute acting as a "broker" within the meaning of Section 3(a)(4) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), must either: (i) be registered as a broker-dealer with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Section 15(a) of the Exchange Act; or (ii) qualify for an applicable exemption from such registration requirement under U.S. federal securities laws.

The securities issued in the Private Placement will be subject to a four-month hold period in accordance with the policies of the TSX Venture Exchange and applicable Canadian securities legislation, in addition to such other restrictions as may apply under the Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Regarding Thunder Mountain Gold, Inc.

Thunder Mountain Gold Inc., a junior exploration company founded in 1935, owns interests in base and precious metals projects in the western U.S. The Company's principal asset is The South Mountain Mine, a historic former Anaconda Mining development of silver, gold, zinc, copper, and lead, located on private land in Owyhee County Idaho. Thunder Mountain Gold also owns 100% of the Trout Creek Project - a gold exploration project located along the western flank of the Shoshone Mountain Range in the Reese River Valley, adjacent to and surrounded by Nevada Gold Mines, a Barrick and Newmont Gold, Inc. joint venture. For more information on Thunder Mountain Gold, please visit the Company's website at www.Thundermountaingold.com.

The South Mountain Project

The South Mountain Mine is a polymetallic development project containing high-grade zinc, silver, gold, and copper, and is located on private land approximately 70 miles southwest of Boise, Idaho. The Project is on private land, permitting has been, and should remain straightforward. The Project was intermittently mined from the late 1940s to the late 1960s, most notably by Anaconda Copper, with over 8,000 feet of underground developmental workings that that have been rehabilitated, re-engineered, and are MSHA compliant. Thunder Mountain Gold Inc. purchased and advanced the project from 2007 through Present, with expenditures into the project of approximately US$25 million. Historic test mining and processing at the Project has mostly come from high-grade Carbonate Replacement Deposits (CRD) and skarn zones that remain open at depth and along strike. According to historical smelter records, approximately 53,642 tons of mineralized material have been mined and direct shipped to the smelter, with average grades; 14.5% Zn, 10.6 o.p.t. Ag (363.42 g/t Ag), 0.058 o.p.t. Au (1.98 g/t Au), 1.4% Cu, and 2.4% Pb were realized (See SK-1300 Technical Resource Statement, and NI 43-101 Technical Report: Updated Mineral Resource Estimate for the South Mountain Project, dated December 31, 2023, and December 15, 2023, respectively. More details are available on the Thunder Mountain Gold Inc. website and at www.SEC.gov, and www.sedar.com).

Technical Data in this Release

The technical information in this news release was reviewed and approved by Steven A. Osterberg, Ph.D., P.G., Q.P. consulting geologist, and is a "Qualified Person" as defined by the U.S. S-K 1300 regulations & National Instrument 43-101 (Canada) standards.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof.  The forward-looking statements are based on certain assumptions, which could change materially in the future. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Thunder Mountain Gold, Inc.

Eric T. Jones
President and Chief Executive Officer

eric@thundermountaingold.com

Office: (208) 658-1037